Exhibit 10.1

MASTER ASSIGNMENT AND AMENDMENT NO. 7 TO
AMENDED AND RESTATED CREDIT AGREEMENT
This Master Assignment and Amendment No. 7 to Amended and Restated Credit Agreement (this “Agreement”) dated as of June 27, 2019 (the “Effective Date”), is among Extraction Oil & Gas, Inc., a Delaware corporation (the “Borrower”), 7N, LLC, a Delaware limited liability company (“7N”), 8 North, LLC, a Delaware limited liability company (“8 North”), Axis Exploration, LLC, a Delaware limited liability company (“Axis”), Extraction Finance Corp., a Delaware corporation (“Finance Corp.”), Mountaintop Minerals, LLC, a Delaware limited liability company (“MTM”), Table Mountain Resources, LLC, a Delaware limited liability company (“TMR”), XOG Services, Inc., a Colorado corporation (“XOG Inc.”), XOG Services, LLC, a Delaware limited liability company (“XOG LLC”), XTR Midstream, LLC, a Delaware limited liability company (together with 7N, 8 North, Axis, Finance Corp., MTM, TMR, XOG Inc., and XOG LLC, collectively, the “Guarantors”), the undersigned Lenders (as defined below), and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and as Issuing Lender (the “Issuing Lender”).
INTRODUCTION
A.The Borrower, the financial institutions party thereto as Lenders (the “Lenders”), the Issuing Lender, and the Administrative Agent have entered into the Amended and Restated Credit Agreement dated as of August 16, 2017, as amended by that certain Increase Agreement, Joinder and Amendment No. 1 to Amended and Restated Credit Agreement dated as of October 11, 2017, the Master Assignment, Increase Agreement and Amendment No. 2 to Amended and Restated Credit Agreement dated as of January 5, 2018, the Consent Agreement and Amendment No. 3 to Amended and Restated Credit Agreement dated as of February 27, 2018, the Amendment No. 4 to Amended and Restated Credit Agreement dated as of May 23, 2018, the Consent and Amendment No. 5 to Amended and Restated Credit Agreement dated as of October 2, 2018, and the Amendment No. 6 to Amended and Restated Credit Agreement dated as of January 8, 2019 (as so amended and modified and as may be otherwise amended, restated or modified from time to time, the “Credit Agreement”).
B.    The Guarantors have entered into the Amended and Restated Guaranty Agreement dated as of August 16, 2017 (the “Guaranty”) in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Credit Agreement).
C.    Subject to the terms and conditions of this Agreement, (i) the Required Tier I Lenders agree to decrease the Borrowing Base in connection with the redetermination scheduled for May 1, 2019 to $1,100,000,000, and (ii) the Administrative Agent agrees to increase the Maximum Cap to $900,000,000.
D.    In connection with the Borrowing Base redetermination and the Maximum Cap increase provided for herein, (i) Capital One, National Association (the “Exiting Lender”) has agreed to assign all of its rights and obligations to the other Lenders, and (ii) the Lenders under the Credit Agreement immediately prior to giving effect to this Agreement, other than the Exiting Lender,

(each an “Existing Lender” and collectively, the “Existing Lenders”) wish to reallocate a percentage of their rights and obligations under the Credit Agreement and the other Loan Documents as Lenders among themselves and such other Persons identified as a “New Lender” on the signature pages hereto (each a “New Lender” and collectively, the “New Lenders”), so that after giving effect to this Agreement, each Lender’s Commitment is as set forth on Schedule I attached hereto.
E.    The Borrower has requested that the Lenders and the Administrative Agent, subject to the terms and conditions hereof, amend the Credit Agreement as set forth herein.
THEREFORE, in fulfillment of the foregoing, the Borrower, the Guarantors, the Administrative Agent, the Issuing Lender, and the undersigned Lenders hereby agree as follows:
Section 1.    Definitions; References. Unless otherwise defined in this Agreement, each term used in this Agreement which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.
Section 2.    Assignment and Assumption. In lieu of executing and delivering an Assignment and Assumption, the Exiting Lender and each Existing Lender whose Pro Rata Share is decreasing in connection herewith (each an “Assignor” and, collectively, the “Assignors”) and each Existing Lender whose Pro Rata Share is increasing in connection herewith (together with the New Lenders, each an “Assignee” and, collectively, the “Assignees”) hereby agree to, and the Borrower hereby accepts, the following:
(a)    For an agreed consideration, each Assignor hereby irrevocably sells and assigns to the respective Assignees, and each Assignee hereby irrevocably purchases and assumes from the respective Assignors, subject to and in accordance with the terms hereof and the Credit Agreement, as of the Effective Date, (i) such percentage in and to all of the respective Assignors’ rights and obligations in their respective capacities as Lenders under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount identified in Schedule I hereto that would result in the Lenders having the respective Commitments set forth in Schedule I attached hereto (including without limitation any letters of credit and guaranties provided in connection with the Credit Agreement) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the respective Assignors (in their respective capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by any Assignor to any Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as an “Assigned Interest”). Each such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Agreement, without representation or warranty by any Assignor. Notwithstanding anything else provided herein and for the avoidance of doubt, after giving effect hereto and the assignments and the assumptions contemplated hereby, the Exiting Lender shall have no Commitment or Maximum Cap under, or Pro Rata Share in respect of, the Credit Agreement and shall not be listed in Schedule I hereto.

(b)    Each Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the relevant Assigned Interest, (B) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (C) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (ii) assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (C) the financial condition of the Borrower, the Guarantors, or any other Person obligated in respect of any Loan Document or (D) the performance or observance by the Borrower, the Guarantors, or any other Person of any of its obligations under any Loan Document
(c)    Each Assignee (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become (or remain, as the case may be) a Lender under the Credit Agreement, (B) it meets all the requirements to be an assignee under Section 9.7 of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.7 of the Credit Agreement), (C) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the relevant Assigned Interest, shall have the obligations of a Lender thereunder, (D) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (E) it has received a copy of the Credit Agreement and has received or has been afforded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.2 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase such Assigned Interest, (F) it has, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to purchase such Assigned Interest, and (G) if it is not incorporated under the laws of the United States of America or a state thereof, on or prior to the date hereof, it has delivered to Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee; and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent, any Assignor, or any other Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender
(d)    From and after the Effective Date, the Administrative Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to the relevant Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignors and Assignees shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

(e)    The Administrative Agent, Issuing Lender and Borrower hereby consent to the Assignors’ assignment of the Assigned Interests to the Assignees, waive any other conditions to the effectiveness of such assignment that are not expressly set forth in this Agreement, and agree that the terms of this Agreement shall constitute an Assignment and Assumption.
Section 3.    Agreement – Decrease in Borrowing Base; Increase in Maximum Cap. Subject to the terms of this Agreement and after giving effect to the assignment made pursuant to Section 2, as of the Effective Date, the Borrowing Base shall be decreased by $100,000,000, resulting in a new Borrowing Base equal to $1,100,000,000. Such new Borrowing Base shall, unless otherwise adjusted in accordance with the terms of the Credit Agreement, remain in effect at that level until the effective date of the next Borrowing Base redetermination made in accordance with the Credit Agreement, as amended hereby. The parties hereto acknowledge and agree that the Borrowing Base redetermination set forth in this Section 3 shall be deemed to be the redetermination provided for in Section 2.2(b)(iii) of the Credit Agreement and scheduled for May 1, 2019. Each Lender's and each New Lender’s Pro Rata Share of the resulting Borrowing Base, after giving effect to the assignment made pursuant to Section 2 above and the decrease in the Borrowing Base set forth in this Section 3, is set forth next to its name in Schedule II attached hereto. Each Lender's and each New Lender’s Pro Rata Share of the Maximum Cap, after giving effect to the assignment made pursuant to Section 2 above, is set forth next to its name in Schedule II attached hereto. This Agreement is hereby deemed to satisfy the requirements to increase the Maximum Cap as set forth in Section 2.2(f) of the Credit Agreement.
Section 4.    Amendments to Credit Agreement. Upon the satisfaction of the conditions specified in Section 8 of this Agreement, and effective as of the Effective Date, the Credit Agreement is amended as follows:
(a)    Section 1.1 of the Credit Agreement (Certain Defined Terms) is amended to add the following defined terms thereto in alphabetical order:
“Amendment No. 7 Effective Date” means June 27, 2019.
“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Loan Party, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Eurodollar Base Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark

Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement of Eurodollar Base Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Eurodollar Base Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Eurodollar Base Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the Eurodollar Base Rate: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Eurodollar Base Rate permanently or indefinitely ceases to provide the Eurodollar Base Rate; or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Eurodollar Base Rate: (a) a public statement or publication of information by or on behalf of the administrator of the Eurodollar Base Rate announcing that such administrator has ceased or will cease to provide the Eurodollar Base Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Eurodollar Base Rate; (b) a public statement or publication of information by the regulatory supervisor for the administrator of Eurodollar Base Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for Eurodollar Base Rate, a resolution authority with jurisdiction over the administrator for Eurodollar Base Rate or a court or an entity with similar insolvency or resolution authority over the administrator for Eurodollar Base Rate, which states that the administrator of Eurodollar Base Rate has ceased or will cease to provide Eurodollar Base Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Eurodollar Base Rate; or (c) a public statement or publication of information by the regulatory supervisor for the administrator of Eurodollar Base Rate announcing that Eurodollar Base Rate is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Eurodollar Base Rate and solely to the extent that Eurodollar Base Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced Eurodollar Base Rate for all purposes hereunder in accordance with Section 2.17) and (y) ending at the time that a Benchmark Replacement has replaced Eurodollar Base Rate for all purposes hereunder pursuant to Section 2.17.
“Covered Party” has the meaning specified in Section 9.22.
“Early Opt-in Election” means the occurrence of: (a)(i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.17 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace Eurodollar Base Rate, and (b)(i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“QFC” has the meaning specified in Section 9.22.
“QFC Credit Support” has the meaning specified in Section 9.22.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“Supported QFC” has the meaning specified in Section 9.22.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
(b)    Section 1.1 of the Credit Agreement (Certain Defined Terms) is further amended as follows:
(1)    the defined term “Eurodollar Base Rate” is deleted in its entirety and replaced with the following:
“Eurodollar Base Rate” means, subject to the implementation of a Benchmark Replacement in accordance with Section 2.17, the rate per annum (rounded upward to the nearest whole multiple of 1/100th of 1%) equal to the interest rate per annum set forth on the Reuters Reference LIBOR1 page as the London Interbank Offered Rate, for deposits in Dollars at 11:00 a.m. (London, England time) two Business Days before the first day of the applicable Interest Period and for a period equal to such Interest Period; provided that, if such quotation is not available for any reason, then Eurodollar Base Rate shall then be the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Loans being made, continued or Converted by the Lenders and with a term equivalent to such Interest Period would be offered by the Administrative Agent's London Branch (or other branch or Affiliate of the Administrative Agent, or in the event that the Administrative Agent does not have a London branch, the London branch of a Lender chosen by the Administrative Agent) to major banks in the London or other offshore inter-bank market for Dollars at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; provided further that if such rate is less than zero, such rate shall be deemed to be zero.
(2)    the defined term “Fee Letter” is deleted in its entirety and replaced with the following:

“Fee Letter” means, collectively, (a) that certain Engagement Letter dated as of June 30, 2017, among the Borrower, Wells Fargo and Arranger, (b) that certain borrowing base increase fee letter dated as of October 11, 2017, among the Borrower, Wells Fargo and Arranger, (c) that certain borrowing base increase fee letter dated as of January 5, 2018, among the Borrower, Wells Fargo and Arranger and (d) that certain fee letter dated as of June 27, 2019, among the Borrower, Wells Fargo and Arranger.
(3)    the reference to “$50,000,000” set forth in the definition of “Letter of Credit Maximum Amount” is deleted in its entirety and replaced with “$100,000,000”
(4)    the defined term “Maximum Cap” is deleted in its entirety and replaced with the following:
“Maximum Cap” means, as of the Amendment No. 7 Effective Date, $900,000,000, as such amount is increased from time to time in accordance with Section 2.2(f); provided, however, that the Maximum Cap shall never exceed the Borrowing Base. Any increase in the Maximum Cap other than one contemplated under Section 2.2(f) will require the approval of each Lender, the Borrower and the Administrative Agent.
(c)    the first sentence of Section 2.2(a) of the Credit Agreement (Borrowing Base) is amended to read as follows:
The Borrowing Base in effect as of the Amendment No. 7 Effective Date has been set by the Administrative Agent and the Lenders and acknowledged by the Borrower as $1,100,000,000.
(d)    Section 2.3(a) of the Credit Agreement (Commitment for Letters of Credit) is amended to replace the reference to “$35,000,000” set forth in clause (xii), with “$40,000,000”;
(e)    Article II of the Credit Agreement (Credit Facilities) is hereby amended to add as a new Section 2.17 the following:
Section 2.17    Effect of Benchmark Transition Event.
(a)     Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the Eurodollar Base Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the Eurodollar Base Rate with a Benchmark

Replacement pursuant to this Section 2.17 will occur prior to the applicable Benchmark Transition Start Date.
(b)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.17, including any determination with respect to a tenor, rate, or adjustment, or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.17.
(d)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Loan, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of the Adjusted Base Rate based upon the Eurodollar Base Rate will not be used in any determination of the Adjusted Base Rate.
(f)    Article IV of the Credit Agreement (Representations and Warranties) is amended to add as a new Section 4.28 the following:
Section 4.28 Anti-Money Laundering Laws. No Loan Party, or any director or officer of any Loan Party, nor, to the knowledge of any Loan Party, any advisor, agent, employee or Affiliate of the Loan Parties is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of any Anti-Money Laundering Laws. The Loan Parties, and to the knowledge of the Loan Parties, their Affiliates are in material compliance with all Anti-Money Laundering Laws. Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with Anti-Money Laundering Laws.

(g)    Section 6.3 of the Credit Agreement (Investments) is amended to replace the reference to “$15,000,000” set forth in clause (h), with “$20,000,000”;
(h)    Section 6.24 of the Credit Agreement (Sanctions) is amended to replace the term “Sanctions or of the FCPA” at the end of such section with the following:
Sanctions, Anti-Money Laundering Laws or of the FCPA.
(i)    Section 9.3 of the Credit Agreement (Waivers and Amendments) is amended to add the following at the end of clause (a):
provided that the Administrative Agent and the Borrower may, with such limitations with respect to the consent rights of the Lenders as set forth in Section 2.17, enter into amendments or modifications to this Agreement or any of the other Loan Documents or enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or otherwise effectuate the terms of Section 2.17 in accordance with the terms of such Section;
(j)    Article IX of the Credit Agreement (Miscellaneous) is amended to make the existing Section 9.22 (Integration) a new Section 9.23, and add as a new Section 9.22 the following:
Section 9.22    Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Arrangement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in Property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b) As used in this Section 9.22, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
(k)    Schedule I of the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule I hereto.
Section 5.    Reaffirmation of Liens.
(a)    Each of the Borrower and each Guarantor (i) is party to certain Security Documents securing and supporting the Borrower's and Guarantors’ obligations under the Loan Documents, (ii) represents and warrants that it has no defenses to the enforcement of the Security Documents and that, notwithstanding the effectiveness of this Agreement or the amendments set forth herein, according to their terms the Security Documents are and shall continue in full force and effect to secure the Borrower’s and Guarantors’ obligations under the Loan Documents, as such obligations may have been amended by this Agreement and as the same may be further amended, supplemented, or otherwise modified, and (iii) acknowledges, represents, and warrants that the liens and security interests created by the Security Documents are valid and subsisting and create a first and prior Lien (subject only to Permitted Liens) in the Collateral to secure the Secured Obligations.
(b)    The delivery of this Agreement does not indicate or establish a requirement that any Loan Document requires any Guarantor's approval of amendments to the Credit Agreement.

Section 6.    Reaffirmation of Guaranty. Each Guarantor hereby ratifies, confirms, and acknowledges that, notwithstanding the effectiveness of this Agreement or the amendments set forth herein, its obligations under the Guaranty and the other Loan Documents are and shall continue in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Guaranteed Obligations (as defined in the Guaranty), as such Guaranteed Obligations may have been amended by this Agreement as the same may be further amended, supplemented, or otherwise modified. Each Guarantor hereby acknowledges that its execution and delivery of this Agreement do not indicate or establish an approval or consent requirement by such Guarantor under the Credit Agreement in connection with the execution and delivery of amendments, modifications or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.
Section 7.    Representations and Warranties. Each of the Borrower and each Guarantor represents and warrants to the Administrative Agent and the Lenders that:
(a)    the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of this Agreement, except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) only as of such specified date.
(b)    (i) the execution, delivery, and performance of this Agreement are within the corporate, limited partnership or limited liability company power, as appropriate, and authority of the Borrower and Guarantors and have been duly authorized by appropriate proceedings and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrower and Guarantors, enforceable against the Borrower and Guarantors in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity whether applied by a court of law or equity; and
(c)    as of the effectiveness of this Agreement and after giving effect thereto, no Default or Event of Default has occurred and is continuing.
Section 8.    Effectiveness. This Agreement shall become effective as of the date hereof upon the occurrence of all of the following:
(a)    Documentation. The Administrative Agent shall have received:
(1)    this Agreement, duly and validly executed by the Borrower, the Guarantors, the Administrative Agent, the Issuing Bank, and each Lender (including the New Lenders), in form and substance reasonably satisfactory to the Administrative Agent and the Lenders (including the New Lenders);

(2)    the Fee Letter dated as of the Effective Date, duly and validly executed by the Borrower, the Administrative Agent and Wells Fargo Securities, LLC;
(3)    upon request by an Assignee, a Note payable to such Assignee in the amount of such Assignee’s Commitment (after giving effect to this Agreement), duly and validly executed by the Borrower; and
(4)    upon request by any New Lender, all documentation and other information that is required by regulatory authorities under applicable "know your customer" and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act.
(b)    Representations and Warranties. The representations and warranties in this Agreement being true and correct in all material respects before and after giving effect to this Agreement (except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that such materiality qualifier shall not apply if such representation or warranty is already subject to a materiality qualifier in the Credit Agreement or such other Loan Document.
(c)    No Default or Event of Default. There being no Default or Event of Default which has occurred and is continuing.
(d)    Expenses. The Borrower shall have paid (1) all costs, expenses, and fees which have been invoiced and are payable pursuant to Section 9.1 of the Credit Agreement or any other agreement and (2) all fees required under the Fee Letter (as such term is amended hereby).
Section 9.    Mortgage and Title. On or before July 26, 2019 (or such later date as may be acceptable to the Administrative Agent in its sole discretion), the Borrower shall from time to time upon the reasonable request of the Administrative Agent, take such actions and execute and deliver such documents and instruments as the Administrative Agent shall require to ensure that the Administrative Agent shall, at all times, have received (a) satisfactory title evidence, which title evidence shall be in form and substance acceptable to the Administrative Agent in its sole reasonable discretion and shall include information regarding the before payout and after payout ownership interests held by the Borrower and the Borrower's Restricted Subsidiaries, for all wells located on the Oil and Gas Properties, covering at least (i) 80% of the present value of the Proven Reserves of the Borrower and its Restricted Subsidiaries or (ii) 95% of the present value of PDP Reserves of the Borrower and its Restricted Subsidiaries, in each case, as reasonably determined by the Administrative Agent, and (b) Mortgages and such other Security Documents to the extent necessary to cause the Administrative Agent to have an Acceptable Security Interest in at least 90% (by value) of the Loan Parties’ Proven Reserves and the Oil and Gas Properties relating thereto.
Section 10.    Effect on Loan Documents. Except as amended herein, the Credit Agreement and the Loan Documents remain in full force and effect and are hereby ratified and confirmed, and nothing herein shall act as a waiver of any of the Administrative Agent's or Lenders' rights under the Loan Documents. This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement is a Default or Event of Default under other Loan Documents.
Section 11.    Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).
Section 12.    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original.
THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Remainder of page intentionally left blank; Signature pages follow.]

EXECUTED as of the date first set forth above.

BORROWER:

EXTRACTION OIL & GAS, INC.
By:	/s/ Russell T. Kelley, Jr.
Name:	Russell T. Kelley, Jr.
Title:	Chief Financial Officer

GUARANTORS:

7N, LLC
8 NORTH, LLC
AXIS EXPLORATION, LLC
EXTRACTION FINANCE CORP.
MOUNTAINTOP MINERALS, LLC
XOG SERVICES, INC.
XOG SERVICES, LLC
XTR MIDSTREAM, LLC
TABLE MOUNTAIN RESOURCES, LLC

Each By:	/s/ Russell T. Kelley, Jr.
Name:	Russell T. Kelley, Jr.
Title:	Chief Financial Officer

[SIGNATURE PAGE TO MASTER ASSIGNMENT AND AMENDMENT NO. 7 TO
AMENDED AND RESTATED CREDIT AGREEMENT – EXTRACTION]

ADMINISTRATIVE AGENT/ISSUING
LENDER/LENDER:
WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Administrative Agent, Issuing Lender, a Lender,
and an Assignor

By:	/s/ Joseph T. Rottinghaus
Name:	Joseph T. Rottinghaus
Title:	Director

[SIGNATURE PAGE TO MASTER ASSIGNMENT AND AMENDMENT NO. 7 TO
AMENDED AND RESTATED CREDIT AGREEMENT – EXTRACTION]

LENDERS:

BARCLAYS BANK PLC,
as a Lender and an Assignor

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

[SIGNATURE PAGE TO MASTER ASSIGNMENT AND AMENDMENT NO. 7 TO
AMENDED AND RESTATED CREDIT AGREEMENT – EXTRACTION]

CREDIT SUISSE AG,
CAYMAN ISLANDS BRANCH,
as a Lender and an Assignor

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Brady Bingham
Name:	Brady Bingham
Title:	Authorized Signatory

[SIGNATURE PAGE TO MASTER ASSIGNMENT AND AMENDMENT NO. 7 TO
AMENDED AND RESTATED CREDIT AGREEMENT – EXTRACTION]

SUNTRUST BANK,
as a Lender and an Assignor

By:	/s/ Arize Agumadu
Name:	Arize Agumadu
Title:	Vice President

[SIGNATURE PAGE TO MASTER ASSIGNMENT AND AMENDMENT NO. 7 TO
AMENDED AND RESTATED CREDIT AGREEMENT – EXTRACTION]

ABN AMRO CAPITAL USA LLC,
as a Lender and an Assignor

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ Michaela Braun
Name:	Michaela Braun
Title:	Executive Director

[SIGNATURE PAGE TO MASTER ASSIGNMENT AND AMENDMENT NO. 7 TO
AMENDED AND RESTATED CREDIT AGREEMENT – EXTRACTION]

KEYBANK NATIONAL ASSOCIATION,
as a Lender and an Assignor
By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President

[SIGNATURE PAGE TO MASTER ASSIGNMENT AND AMENDMENT NO. 7 TO
AMENDED AND RESTATED CREDIT AGREEMENT – EXTRACTION]

CITIBANK, N.A.,
as a Lender and Assignor

By:	/s/ Cliff Vaz
Name:	Cliff Vaz
Title:	Vice President

[SIGNATURE PAGE TO MASTER ASSIGNMENT AND AMENDMENT NO. 7 TO
AMENDED AND RESTATED CREDIT AGREEMENT – EXTRACTION]

GOLDMAN SACHS BANK USA,
as a Lender and an Assignor

By:	/s/ Annie Carr
Name:	Annie Carr
Title:	Authorized Signatory

[SIGNATURE PAGE TO MASTER ASSIGNMENT AND AMENDMENT NO. 7 TO
AMENDED AND RESTATED CREDIT AGREEMENT – EXTRACTION]

ROYAL BANK OF CANADA,
as a Lender and an Assignor

By:	/s/ Katy Berkemeyer
Name:	Katy Berkemeyer
Title:	Authorized Signatory

[SIGNATURE PAGE TO MASTER ASSIGNMENT AND AMENDMENT NO. 7 TO
AMENDED AND RESTATED CREDIT AGREEMENT – EXTRACTION]

BANK OF AMERICA, N.A.,
as a Lender and an Assignee

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

[SIGNATURE PAGE TO MASTER ASSIGNMENT AND AMENDMENT NO. 7 TO
AMENDED AND RESTATED CREDIT AGREEMENT – EXTRACTION]

MERCURIA EASTERN US HOLDINGS LLC,
as a Lender and an Assignor

By:	/s/ Marty Bredehoft
Name:	Marty Bredehoft
Title:	Treasurer

[SIGNATURE PAGE TO MASTER ASSIGNMENT AND AMENDMENT NO. 7 TO
AMENDED AND RESTATED CREDIT AGREEMENT – EXTRACTION]

THE HUNTINGTON NATIONAL BANK,
as a Lender and an Assignor

By:	/s/ Jason A. Zilewicz
Name:	Jason A. Zilewicz
Title:	Director

[SIGNATURE PAGE TO MASTER ASSIGNMENT AND AMENDMENT NO. 7 TO
AMENDED AND RESTATED CREDIT AGREEMENT – EXTRACTION]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and an Assignee

By:	/s/ Jonathan Luchansky
Name:	Jonathan Luchansky
Title:	Director

[SIGNATURE PAGE TO MASTER ASSIGNMENT AND AMENDMENT NO. 7 TO
AMENDED AND RESTATED CREDIT AGREEMENT – EXTRACTION]

CAPITAL ONE, NATIONAL ASSOCIATION,
solely as Exiting Lender and Assignor for purposes
of Section 2 hereof

By:	/s/ Christopher Kuna
Name:	Christopher Kuna
Title:	Director

[SIGNATURE PAGE TO MASTER ASSIGNMENT AND AMENDMENT NO. 7 TO
AMENDED AND RESTATED CREDIT AGREEMENT – EXTRACTION]

BMO Harris Bank N.A.,
as a Lender and an Assignee

By:	/s/ Matthew Davis
Name:	Matthew Davis
Title:	Director

[SIGNATURE PAGE TO MASTER ASSIGNMENT AND AMENDMENT NO. 7 TO
AMENDED AND RESTATED CREDIT AGREEMENT – EXTRACTION]

Natixis, New York Branch
as a Lender and an Assignee

By:	/s/ Carlos Quinteros
Name:	Carlos Quinteros
Title:	Managing Director

By:	/s/ Arnaud Roberdet
Name:	Arnaud Roberdet
Title:	Vice President

[SIGNATURE PAGE TO MASTER ASSIGNMENT AND AMENDMENT NO. 7 TO
AMENDED AND RESTATED CREDIT AGREEMENT – EXTRACTION]

Iberiabank
as a Lender and an Assignee

By:	/s/ Blakely Norris
Name:	Blakely Norris
Title:	Vice President

[SIGNATURE PAGE TO MASTER ASSIGNMENT AND AMENDMENT NO. 7 TO
AMENDED AND RESTATED CREDIT AGREEMENT – EXTRACTION]

SCHEDULE I
Commitments, Contact Information

ADMINISTRATIVE AGENT/ ISSUING LENDER
Wells Fargo Bank, National Association	Address: 1700 Lincoln St., 6th Floor Denver, CO 80203 Attn: Joe Rottinghaus Telephone: Facsimile:
LOAN PARTIES
Borrower/Guarantors	Address: 370 17th Street, Suite 5300 Denver, CO 80202 Attn: Mr. Rusty Kelley Telephone: Facsimile: Email: Website: www.extractionog.com

[Schedule I continues on the following page]

[SCHEDULE I TO MASTER ASSIGNMENT AND AMENDMENT NO. 7 TO
AMENDED AND RESTATED CREDIT AGREEMENT – EXTRACTION]

Lender	Commitment
Wells Fargo Bank, National Association	$145,000,000.02
Barclays Bank PLC	$113,333,333.33
Credit Suisse AG, Cayman Islands Branch	$113,333,333.33
SunTrust Bank	$113,333,333.33
ABN AMRO Capital USA LLC	$100,000,000.00
KeyBank National Association	$113,333,333.33
Citibank, N.A.	$100,000,000.00
Goldman Sachs Bank USA	$75,000,000.00
Royal Bank of Canada	$100,000,000.00
Bank of America, N.A.	$75,000,000.00
Mercuria Eastern US Holdings LLC	$8,333,333.33
The Huntington National Bank	$75,000,000.00
PNC Bank, National Association	$113,333,333.33
BMO Harris Bank N.A.	$113,333,333.33
Natixis, New York Branch	$100,000,000.00
Iberiabank	$41,666,666.67
Total:	$1,500,000,000.00

[SCHEDULE I TO MASTER ASSIGNMENT AND AMENDMENT NO. 7 TO
AMENDED AND RESTATED CREDIT AGREEMENT – EXTRACTION]

SCHEDULE II
MAXIMUM CAP AND BORROWING BASE

Lender	Pro Rata Share of Maximum Cap*	Pro Rata Share of Borrowing Base**
Wells Fargo Bank, National Association	$87,000,000.00	$106,333,333.35
Barclays Bank PLC	$68,000,000.00	$83,111,111.11
Credit Suisse AG, Cayman Islands Branch	$68,000,000.00	$83,111,111.11
SunTrust Bank	$68,000,000.00	$83,111,111.11
ABN AMRO Capital USA LLC	$60,000,000.00	$73,333,333.33
KeyBank National Association	$68,000,000.00	$83,111,111.11
Citibank, N.A.	$60,000,000.00	$73,333,333.33
Goldman Sachs Bank USA	$45,000,000.00	$55,000,000.00
Royal Bank of Canada	$60,000,000.00	$73,333,333.33
Bank of America, N.A.	$45,000,000.00	$55,000,000.00
Mercuria Eastern US Holdings LLC	$5,000,000.00	$6,111,111.11
The Huntington National Bank	$45,000,000.00	$55,000,000.00
PNC Bank, National Association	$68,000,000.00	$83,111,111.11
BMO Harris Bank N.A.	$68,000,000.00	$83,111,111.11
Natixis, New York Branch	$60,000,000.00	$73,333,333.33
Iberiabank	$25,000,000.00	$30,555,555.56
Total:	$900,000,000.00	$1,100,000,000.00

* Maximum Cap in effect as of June 27, 2019. Maximum Cap is subject to redetermination pursuant to the terms of this Agreement and the Credit Agreement.

** Borrowing Base in effect as of June 27, 2019. Borrowing Base is subject to redetermination pursuant to the terms of this Agreement and the Credit Agreement.

[SCHEDULE II TO MASTER ASSIGNMENT AND AMENDMENT NO. 7 TO
AMENDED AND RESTATED CREDIT AGREEMENT – EXTRACTION]